CLASS B UNITS MEMBERSHIP SUBSCRIPTION AGREEMENT


     THIS CLASS B UNITS MEMBERSHIP SUBSCRIPTION AGREEMENT (this "Agreement") dated as of December 18, 1995 is made and entered into by and between TEJAS-MAGNOLIA ENERGY, L.L.C., a Delaware limited liability company (the "Company"), and MAGNOLIA ENERGY VENTURE TRUST, a trust organized under the laws of Massachusetts ("Purchaser"), and evidences the arrangements concerning the purchase by Purchaser of TEN THOUSAND (10,000) units of Class B Units issued by the Company.

                              W I T N E S S E T H:

     WHEREAS, the Company desires to issue all of its authorized Class B Units (the "Units") to Purchaser, and Purchaser desires to subscribe to and purchase all of the Units from the Company, each upon the terms, provisions and conditions hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements set forth herein, the Company and Purchaser do hereby agree as follows:

     1. SALE AND PURCHASE OF THE UNITS. On the Tranche B Financing Funding Date (as defined in the Amended and Restated Participation dated as of December 18, 1995, among the Company, Pontchartrain Natural Gas System, for itself and as Servicer, State Street Bank and Trust Company as Trustee of the Purchaser, the financial institutions named on Schedule 1 thereto, as Purchasers, and Citibank, N.A., as Agent (the "Participation Agreement")) and subject to the terms and conditions set forth in this Agreement, the Company will transfer, assign and convey the Units to Purchaser, and Purchaser will acquire the Units from Company.

     2. PURCHASE PRICE. As payment for the transfer of the Units by the Company to Purchaser, Purchaser shall pay to the Company the aggregate purchase price of FIFTY-FIVE MILLION AND NO/100 DOLLARS ($55,000,000.00) in immediately available funds on the Tranche B Financing Funding Date.

     3. DELIVERY AT CLOSING. On the Tranche B Financing Funding Date and upon receipt of evidence of the capital contribution of Purchaser as set forth in
Section 2, the Company shall deliver to Purchaser the following:

         a. Certificates representing the Units duly executed by the Company;

         b. Certificates from the Secretary of State of Delaware as to the legal existence and good standing of the Company under the laws of the State Delaware; and



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          c.  Certified  resolutions  of the  Managers of the  Company  that the
     execution  and  delivery  of  this  Agreement  by  the  Company,   and  the
     performance of the covenants and obligations under it, have been duly authorized by all necessary Company action.

     4. CLOSING. The delivery of and payment for the Units shall take place at a closing held at the offices of Bracewell & Patterson, L.L.P., 711 Louisiana, Suite 2900, Houston, Texas, on the Tranche B Financing Funding Date or such other place or time as the parties may agree.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser as follows:

          a. ORGANIZATION. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all necessary power to own its properties and to carry on its business as now owned and operated by it, and is qualified to do business and is in good standing in such other states and jurisdictions as may be required by its business, except for any states wherein the failure to be so qualified will not have a material adverse effect on its financial condition. True and correct copies of the Certificate of Formation and the Formation Agreement and the minutes of all meetings of the managers of the Company have been delivered to Purchaser.

          b. AUTHORITY AND CONSENT. The Company has all requisite right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company has been duly authorized by its managers in accordance with all applicable laws to which the Company is subject. All consents and approvals required for the Company to consummate the transactions contemplated by this Agreement have been obtained. Assuming the due authorization, execution and delivery hereof by Purchaser, this Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement, the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the provisions hereof will not (i) conflict with or result in a breach or default under any of the terms, conditions or provisions of any agreement or other material instrument or obligation to which the Company is a party or by which the Company's properties or assets are bound or under any provision of its Certificate of Formation or Limited Liability Company Agreement, or (ii) violate any order, writ, injunction, decree or statute or any rule or regulation applicable to the Company or any of the properties or assets of the Company.

          c. VALID ISSUANCE. When the Units are issued, all of the Units will be duly and validly authorized and issued and fully paid and non-assessable.



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     6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Company as follows:

          a. ORGANIZATION. Purchaser is a duly organized, validly existing trust in good standing under the laws of the State of Massachusetts, has all necessary power to own its properties and to carry on its business as now owned and operated by it, and is qualified to do business and is in good standing in such other states and jurisdictions as may be required by its business, except for any states wherein the failure to be so qualified will not have a material adverse effect on its financial condition.

          b. AUTHORITY AND CONSENT. Purchaser has all requisite right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser has been duly authorized by its trustees in accordance with all applicable laws to which Purchaser is subject. All consents and approvals required for Purchaser to consummate the transactions contemplated by this Agreement have been obtained. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes the valid and legally binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Purchaser with the provisions hereof will not (i) conflict with or result in a breach or default under any of the terms, conditions or provisions of any agreement or material instrument or obligation to which Purchaser is a party or by which Purchaser's properties or assets are bound or under any provision of its Trust Agreement, or (ii) violate any order, writ, injunction, decree or statute or any rule or regulation applicable to Purchaser or any of the properties or assets of Purchaser.

          c. INVESTMENT INTENT. The Units are being acquired by Purchaser for its own account and not with a view to distribution within the meaning of the Securities Act of 1933, as amended (the "Act"). Purchaser acknowledges that there is no existing public market for the Units and that no registration statement relating to the Units has been filed under the Act or any applicable state securities laws and that the Units must be held by it for an indefinite period of time unless the Units are subsequently registered under the Act and applicable state securities laws or unless an exemption from any such applicable registration requirement becomes available. Purchaser further acknowledges that there is no assurance or obligation as to any such registration or exemption. Purchaser agrees that the Units will not be sold or otherwise transferred for value unless registered under the Act and applicable state securities laws or an exemption from such registration is available. The certificate or certificates representing the Units may be marked with a suitable legend referring to the absence of registration under the Act or applicable state securities laws and to the need for exemption from or registration under the Act and applicable state securities laws in connection with any disposition of the Units.


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     7. COVENANTS OF THE COMPANY.

          a. The Company shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its existence and its rights and franchises necessary to conduct its business.

          b. Except as specifically provided herein or in the Limited Liability Company Act, the Company shall not sell, transfer or otherwise dispose of or reduce its Tranche B Economic Interest for so long as any of the Units remain outstanding unless Purchaser shall otherwise agree pursuant to the Limited Liability Company Agreement or otherwise.

          c. The Company shall promptly give notice to Purchaser of the occurrence of any event of default of the Company under any agreements to which both the Company and Purchaser are parties.

         d. The Company shall make demand under the $55,000,000 Intercompany Note to the extent provided therein to the extent necessary to pay Class B Obligations (as defined in the Formation Agreement) then due as provided in the Formation Agreement. The Company shall make demand under the $20,000,000 Intercompany Note (as defined in the Formation Agreement) to the extent a loan is made pursuant to Section 6.8(a) of the Formation Agreement and if necessary to pay Class B Obligations then due as provided in the Formation Agreement.

     8.  COVENANTS  OF THE  PURCHASER.  The Trust  agrees  it will not  disclose without the consent of the Company (other than to its employees, auditors, counsel or other professional advisors, or to its Affiliates) any information concerning the Company or any of its Affiliates; provided, that the Trust may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any federal or state regulatory body having or claiming to have jurisdiction over the Trust, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to the Trust, and (e) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of the Instruments; provided, that such actual or prospective transferee executes an agreement with the Trust containing provisions substantially identical to those contained herein prior to such transferee's receipt of any such information. To the extent any information is disclosed pursuant to the provisions of (b), (c) or (d) hereof, the Trust shall accompany such disclosure with a request to the recipients, to keep such information confidential.



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     9. MISCELLANEOUS.

          a. RIGHTS OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement is not intended to convey to any third party with any pre-existing contractual or legal relationship with a party any rights as a third party beneficiary or create any obligation to any such party not in privity with the other party.

          b. BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns. This Agreement may not be assigned without the written consent of the other party hereto.

          c. SURVIVAL. All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing.

          d. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing (including cable or telecopy) and shall be deemed to have been duly given at its address, telecopier number or telex numbers set forth below or such other address, telecopier number or telex as such party may hereafter specify by notice to the party to whom notice is to be given, given by courier, United States certified or registered mail, by telegram or other telecommunication device capable of creating a written record of such notice and its receipt:

          The Company:        Tejas-Magnolia Energy, L.L.C.
                              1301 McKinney, Suite 700
                              Houston, Texas   77010
                              Attention:   Vice President - Finance
                              Telephone:   (713) 658-0509
                              Telecopy:    (713) 658-9600

          Purchaser:          Magnolia Energy Venture Trust
                              c/o State Street Bank and Trust Company, Trustee
                              225 Franklin Street
                              Boston, Massachusetts   02110
                              Attention:  Ms. Ruth A. Smith
                              Telephone:  (617) 664-5340
                              Telecopy:   (617) 664-5371

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     Each such  notice,  request  or  other  communication  shall  be  effective
     (i) if given by telecopier, when such telecopy is transmitted to the telecopier notice specified in this subsection and a confirmation of receipt of such telecopy has been received by sender, (ii) if given by courier, when delivered, (iii) if given by mail, three (3) days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified herein.

          e.  DEFINED  TERMS.   Unless  otherwise   provided  for  herein,   all
     capitalized   terms  shall  have  the  meaning  given  such  terms  in  the
     Participation Agreement.

          f. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

          g. TIME OF ESSENCE. Due to the business requirements of the parties and other matters, time is of the essence in the performance of this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it to be effective as of the date first above written.


                              TEJAS-MAGNOLIA ENERGY, L.L.C.,
                              a Delaware limited liability company


                              By:       /S/ CHRIS TONG
                              Name:     Chris Tong
                              Title:    Vice President - Finance


                              MAGNOLIA ENERGY VENTURE TRUST,
                              a Massachusetts trust

                              By: State Street Bank and Trust Company,
                                  not in its individual capacity,
                                  but solely as Trustee


                              By:  /S/  RUTH A. SMITH
                              Name:     Ruth A. Smith
                              Title:    Assistant Vice President